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                                                                     EXHIBIT 4.2

                             A DELAWARE CORPORATION



No. SPECIMEN                                           SPECIMEN Shares
    --------                                           --------

                      WILLIAMS COMMUNICATIONS GROUP, INC.


                              Class B Common Stock
                  Authorized Capital Stock: 500,000,000 shares

THIS CERTIFIES THAT ______________________________________________ IS THE OWNER
OF _________________________________ SHARES OF THE CAPITAL STOCK OF Williams Communications Group, Inc., fully paid and nonassessable, TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

          IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED THIS _________ DAY OF _________ A.D. __


[SEAL]
         -----------------------------     -------------------------------
                   Secretary                         President

                           SHARES Par $.01 Value EACH